AMENDMENT TO THE

              BELLSOUTH RETIREMENT SAVINGS PLAN


     This Amendment is made to the BellSouth Retirement
Savings Plan (the "Plan"), which was amended and restated effective July 1, 1996. The BellSouth Savings Plan
Committee, acting under authority delegated by the [Nominating and Compensation Committee of the] Board of Directors of BellSouth Corporation, hereby amends the Plan as follows:

     Amend Section 2.1 of the Plan by replacing clause (a) of the definition of

"Compensation" with the following:

     (a) the total of (1) of the Participating Employee's wages, as defined in Code section 3401(a), that are reportable by BellSouth and the other Affiliates for federal income tax purposes on IRS Form W-2, plus (2) all before-tax, salary deferral or reduction contributions made to the Plan and other Code section 401(k) and section 125 plans of the Affiliates on behalf of the Participating
     Employee for such Plan Year (including any contributions made under Code
     Section 402(e)(3), 402(h) or 403(b)); provided, on a plan year-by-year basis, the Committee may elect to use any other definition of "Compensation" that satisfies the nondiscrimination requirements of Code section 414(s); provided
     further, in a Plan Year in which a Participating
     Employee becomes an Eligible Employee, the total in clause (1) shall include such wages beginning with the pay period that begins with or immediately follows the first day of the month immediately following the date on which he becomes an Eligible Employee; and

     Amend Section 2.1 of the Plan by replacing the first sentence of the definition of

"Eligible Compensation" with the following:

     "Eligible Compensation" shall mean for each Eligible
     Employee of a Participating Company, (a) the sum of such Employee's base salary, lump sum merit awards and incentive compensation (other than awards under any long or short term incentive plan for senior management) received from the Participating
     Company as determined from the Participating Company's payroll records prior to any deferrals under Section
     4.1(a) of this Plan, excluding overtime, shift differentials and other premium pay, or (b) such other meaning as set forth in the applicable Adoption Agreement, provided, however, that in a Plan Year in which a Participating Employee becomes an Eligible Employee, the sum in clause (a) shall include such amounts beginning with the pay period that begins with or immediately follows the first day of the month immediately following the date on which he becomes an Eligible Employee.


                            3.
Amend Section 7.4 of the Plan by replacing the parenthetical in paragraph b.

thereof with the following: "(excluding the ESOP Account of a Participating Employee who is an Employer)".

                             4.

     Amend Section 9.1 of the Plan by replacing paragraphs c.(i) through (iv)

thereof with the following:

          (i) Except as otherwise provided in Paragraph d. below, the payment of any distribution to a Participating Employee from the Plan shall be in the form selected by the Participating Employee by written notice delivered to the
     Committee, subject to the terms and limitations set forth in this Paragraph c. The Participating Employee may choose between (A) a single lump-sum payment and
     (B) equal amount or quarterly installments (adjusted for investment earnings and losses between payments) paid over a term certain.

          (ii) Unless the value of the Units in the Participating
               Employee's
     Account exceeds (or at the time of any prior distribution exceeded) $5,000, or if the payment constitutes a withdrawal, payment of the Units shall be made in the form of a single lump-sum payment without the consent of the Participating Employee.

          (iii) If a Participating Employee selects payment in the form of annual or quarterly installments over a term certain, the Participating Employee must select, in accordance with Plan Rules, payments over a period of (A) 10 years, (B) the life expectancy of such Participating Employee, or
     (C) the joint life and last survivor expectancy of such Participating Employee and his beneficiary. If a distribution is to be made to a Participating Employee in the form of annual or quarterly installments payable over his life expectancy or the joint life and last survivor expectancy of such Participating Employee and his beneficiary, such life expectancy or joint life and last survivor expectancy shall be calculated at the time distributions commence and shall not thereafter be recalculated. The Committee, in its sole discretion, shall decide whether the Plan shall make the installment payments directly from the Trust Fund or by purchasing an annuity contract that is distributed to the Participating Employee. Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code section
     401(a)(9)(G). This means that the incidental benefit rules as described in Treasury Regulation section
     1.401(a)(9)-2 shall be satisfied.

          (iv) If a Participating Employee selects payment in the form of annual or quarterly installments over a term certain, the Participating Employee may later elect to receive a single lump-sum payment of the remaining Units in his Account.

                             5.

     Amend Section 9.1. of the Plan by replacing paragraph c.(vi) thereof with following:

          (v) If a Participating Employee is to receive or begin receiving benefits on or before April 1 of one calendar year as a result of his attaining age 70 1/2 during the preceding calendar year (as provided in Section 9.6), the distribution shall be paid in the form of annual installments over the life expectancy of such Participating Employee unless, on or before November 1 of the calendar year in which the Participating
     Employee attains age 70 1/2 (or such other date as the Committee may provide), he elects to commence receiving his distribution in another form as permitted in Paragraphs c.(i) and (iii) above and in Code section 401(a)(9) and the regulations issued thereunder.

                             6.

     Amend Section 9.5 of the Plan by replacing "three thousand five hundred dollars ($3,500.00)" in paragraph a.(ii) thereof with "five thousand dollars ($5,000.00)."

                             7.
     Amend Section 9.6 of the Plan by replacing the first sentence thereof with the following:

     Unless a Participating Employee elects otherwise under the provisions of Section
     9.5a(ii), distribution of all of the Units in a Participating Employee's Account shall be made or commenced to the Participating Employee upon receipt of a written election form provided by the Committee; provided, however, distributions in any event shall begin no later than the April 1 of the calendar year following the calendar year in which the Participating Employee attains age 70 1/2 even if the Participating Employee has not retired under this Plan, and, unless a contrary election is in effect under Section 9.1c., all of the Units in a Participating Employee's Account
(other than Units representing nonvested amounts) shall be distributed in annual installments over the life expectancy of the Participating Employee.

                             8.

     Amend Section 10.1 of the Plan by replacing paragraph
e. thereof with the following:

     e. Unless such Participating Employee elects, in accordance with Plan
     Rules, to pay monthly installments following his termination of employment for any reason other than a transfer, the loan, if made to a Participating Employee who is an Employee, shall become due and payable in full in the event that the Participating Employee's employment terminates for any reason other than a transfer (which does not involve a Trust-to-Trust Transfer or a distribution) in accordance with Section 15 prior to the complete repayment of such loan and, further, the Trustee shall have the right to deduct any amount due under the loan from any amount which becomes distributable under this Plan to, or on behalf of, the Participating Employee.

     The above amendments shall be effective as of April 1, 1998.


APPROVED this 5th day of May, 1998.

SAVINGS PLAN COMMITTEE:



/s/ Richard D. Sibbernsen
Richard D. Sibbernsen
Vice President-Human Resources,
Chairman